UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2012

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street, New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2012, the Board of Directors of International Flavors & Fragrances Inc. (the “Company”) approved various amendments to the Company’s By-laws (the “By-laws”), effective as of the same date. The principal changes effected by the adoption of the amended By-laws were to:

•	expand the type of information required to be provided by a shareholder submitting a director nomination or other proposal;

•	require that any shareholder making a shareholder proposal or nominating a director be a shareholder of record on specific dates;

•	remove the term and age limitations for directors (these provisions continue to be included in the Corporate Governance Guidelines);

•

modify the period for advance notice of shareholder proposals or director nominations to not less than 90 nor more than 120 days prior to the anniversary of the prior year’s annual shareholder’s meeting; and

•	expand the indemnification section to provide that the rights are contractual and cannot be retroactively amended to reduce or eliminate coverage without the consent of the director.

The foregoing description is qualified in its entirety by the Company’s amended By-laws, which are attached hereto as Exhibit 3.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.3	By-laws of International Flavors & Fragrances Inc., effective as of March 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Anne Chwat
Name:	Anne Chwat
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: March 12, 2012